Filed pursuant to Rule 424(b)(5)

Registration No. 333-262727

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 22, 2022)

Cuentas Inc.

2,123,478 Shares of Common Stock,

Pre-Funded Warrants to Purchase 1,664,401 Shares of Common Stock and

1,664,401 Shares of Common Stock issuable upon exercise of the Pre-Funded Warrants

We are offering 2,123,478 shares of our common stock, par value $0.001 per share, or Common Stock, pursuant to this prospectus supplement and accompanying prospectus at an offering price per share equal to $1.32. We are also offering pre-funded warrants to purchase up to 1,664,401 shares of Common Stock and 1,664,401 shares of Common Stock issuable upon exercise of such pre-funded warrants pursuant to this prospectus supplement and accompanying prospectus at an offering price per share equal to $1.3199. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants on The Nasdaq Stock Market or any other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

In a concurrent private placement, we are also selling to the purchaser of the shares of our Common Stock and pre-funded warrants in this offering, warrants to purchase up to an aggregate of 3,787,879 shares of our Common Stock, or the Purchase Warrants. The Purchase Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “CUEN.” On February 3, 2023, the last reported sale price of our Common Stock as reported on the Nasdaq Capital Market was $1.335 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $20,560,313 based on 19,157,368 shares of outstanding Common Stock, of which approximately 5,170,761 shares were held by affiliates, and a price of $1.47 per share, which was the last reported sale price of our Common Stock on The Nasdaq Capital Market on February 1, 2023. As of the date of this prospectus supplement, we have not offered and sold any of our securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering).

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities under the heading “Risk Factors” beginning on page S-14 of this prospectus supplement and the documents incorporated by reference herein and page 28 of the accompanying prospectus.

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement and accompanying prospectus. We have agreed to pay the placement agent the cash fees set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$1.32	$1.3199	$4,999,833.84
Placement agent’s fees(1)	$0.0924	$0.0924	$350,000.02
Proceeds, before expenses, to us	$1.2276	$1.2275	$4,649,833.82

(1)	We have also agreed to reimburse the placement agent for certain offering-related expenses and to issue to the placement agent (or its designees) warrants to purchase shares of Common Stock in connection with the offering. See “Plan of Distribution” for additional information regarding the placement agent’s compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock and pre-funded warrants is expected to be made on or about February 8, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is February 6, 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Cuentas Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information with Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “CUEN” or similar terminology means Cuentas Inc.

Overview

The Company was incorporated under the laws of Florida on September 21, 2005, and currently focuses on the business of using proprietary fintech technology to provide mobile and e-commerce services for delivering financial, prepaid debit and digital content services to the unbanked, underbanked and underserved Latino, Hispanic and immigrant communities. The Company’s proprietary software platform enables Cuentas to offer comprehensive financial services and robust functionality that is absent from other Mobile Apps through the use of our Prepaid Debit Mastercard®/General-Purpose Reloadable cards (“GPR”).

Properties. The Company’s principal offices are located in Miami Beach, Florida.

Our Business

The Company’s historical business included its Mobile App & GPR card. The Company is now diversifying its product line to include its Mobile Payments and Mobility projects which will be integrated into a proprietary fintech ecosystem that will provide a more complete offering of e-commerce products and services designed for the unbanked, underbanked and underserved immigrant and underprivileged communities to help them bridge the e-commerce digital divide.

The Cuentas Mobile App & GPR ecosystem protects its customers by depositing their funds in an FDIC insured bank account at Sutton Bank, the issuing bank.

The comprehensive financial services currently available include:

●	Direct ACH Deposits to receive funds

●	ATM access – U.S. and most foreign countries

●	Retail and Online purchases

●	Peer to Peer Payments at no cost between Cuentas Accountholders

●	Cash Reloads at major retailers (Walmart, CVS, Walgreens, Dollar General, etc.)

●	Discounted Gift Cards for major brands (Amazon Cash, Xbox, Playstation, Burger King, etc.)

●	Transit Authority Fares – Los Angeles TAP, Connecticut GoCT, coming soon NY-OMNY

●	Prepaid Long Distance Telecom Minutes – call land lines or mobile phones worldwide

●	U.S. Mobile Phone Recharges (TopUps)

●	Int’l. Mobile Phone Recharges (TopUps)

Western Union and Cuentas Bridge Digital and Retail Money Transfer Worlds for Latino Community

In March 2022, the Company integrated Western Union’s domestic and international money transfer capabilities into the Cuentas mobile banking app. The integration enables the Company’s customers to send money to 200 countries and territories via the Cuentas mobile app. Leveraging Western Union’s leading global cross-border, cross-currency platform, The Company’s customers can conveniently move money to friends and family almost anywhere across the world using the Cuentas mobile app. Once sent, receivers can pick up their remittance in cash at any Western Union retail location.

A major factor that provides technical strength and reliability to Cuentas’ project is the fintech ecosystem that it has developed. The foundation of Cuentas’ ecosystem is the fintech platform with mobile app, mobile wallet and associated integrations that Cuentas has developed over the past 3 years. We believe that this platform has been proven to be a robust, reliable transactional, marketing, financial and predictive, Tier-1 transactional platform. Cuentas’ ecosystem integrates its platform via dedicated APIs with Sutton Bank (the issuing bank), IDology (AML & KYC) and InComm (Processor, Load Network & 3rd Party Digital Products).

Cuentas’ Mobile App includes a Mobile Wallet (“Wallet”) and a Digital Store (the “Cuentas Digital Store” or the “Digital Store”) and is linked with a Prepaid Mastercard® which can be used for ATM withdrawals, online purchases and in-person purchases.

Accountholders may deposit funds to their account via (a) no-cost Direct Deposit, (b) no-cost fund transfers from other Cuentas accountholders, or (c) for a small charge, using InComm’s VanillaLoad network in over 200,000 locations at major retailers like Walmart, CVS, Walgreens, Dollar General, and more.

Once accountholders have available funds, they can use their Cuentas Prepaid Mastercard® wherever prepaid Mastercards are accepted worldwide and at most ATMs in the U.S., and many international ATMs.

Accountholders may use the funds in their Wallet to purchase discounted gift cards in the Cuentas Digital Store. Product categories in the Digital Store include Digital Gift Cards, Transit Cards, Mobile Phone Recharges (the “TopUps”) and Western Union International Remittances. Digital gift cards include Amazon Cash, Sony Playstation, Xbox, Karma Koin, Burger King, Bass Pro Shops and more. Active transit products include TAP in Los Angeles, GoCT in Connecticut and The Rapid from Grand Rapids, Michigan. These should include the digital availability of OMNY in New York when it launches officially. Additional transit products will be available as InComm rolls them out. Cuentas accountholders may purchase TopUps which allow them to recharge their own or someone else’s Verizon, AT&T or other mobile phones in the U.S. or in many foreign countries – in real time. Accountholders may make real phone calls using the Cuentas ILD Rewards balance (Loyalty Program) or funds in their wallet - actual phone calls that are made directly from their phone to any mobile phone or land line worldwide.

Cuentas e-commerce Distribution and Mobile Payments

The Cuentas e-commerce Distribution and Mobile Payments ecosystem will allow consumers to purchase Cuentas’s line of digital products and services through a nationwide network of retailers that specifically serve Cuentas’ target market. Cuentas’ distribution network includes certain neighborhood markets known as “Bodegas” and convenience stores as well as other retail establishments. This brings previously unavailable digital products and services to those neighborhoods affected by the e-commerce digital divide.

The Latino Market

The name “Cuentas” is a Spanish word that has multiple meanings and was chosen for strategic reasons, to develop a close relationship with the Spanish speaking population. It means “Accounts” as in “bank accounts” and it can also mean “You can count on me” as in “Cuentas conmigo”. Additionally, it can be used to “Pay or settle accounts” (saldar cuentas), “accountability” (rendición de cuentas), “to be accountable” (rendir cuentas) and other significant meanings.

The 2020 U.S. Census showed the Hispanic Latino population at over 62 million and at 18.7% of the total U.S. population. The FDIC defines the “unbanked” “as those adults without an account at a bank or other financial institution and are considered to be outside the mainstream for one reason or another. The Company believes that the Hispanic and Latino demographic generally have had more identification, credit, and former bank account issues than any other U. S. minority group leading to more difficulty in obtaining a traditional bank account.

The Cuentas Mobile App and Wallet are positioned to service the Hispanic, Latino and immigrant demographics with comprehensive financial products. Additionally, we are able to accept various forms of U.S. and some foreign government issued identification to confirm qualification for opening an account with the Cuentas App. The Cuentas App is able to accept SSN or ITIN with U.S. identification, Matricula Consular or other qualified government issued forms of identification.

The Cuentas Prepaid Mastercard® - General-Purpose Reloadable (GPR) Card

The Cuentas Prepaid GPR Card allows each account holder to have a personalized Cuentas Mastercard® and an associated Cuentas Account with the Mobile App, Digital Wallet, Digital Store and Long-Distance Telecom services included. It acts as a comprehensive banking solution which enables access to the U.S. financial system for those who are unbanked or underbanked, while also enabling greater functionality than a traditional bank account. The cardholders’ deposited funds are protected in an FDIC-insured bank account at Sutton Bank.

The Cuentas Business Model

The Cuentas business model provides, or we expect will provide, for multiple revenue sources, many of which are synergistic market segments and provide unified financial and social functionality to forgotten segments of society.

The Cuentas Mobile Wallet has several potential revenue streams. We expect that the Company will receive monthly maintenance fees, reload fees, ATM fees and commissions for products sold as well as interchange and network fees from Mastercard and the Pulse Network (see “The Cuentas Ecosystem” herein). Cuentas’ strategy is to provide excellent value to consumers while charging reasonable fees and commissions to produce profitability. We believe that monthly fees of $4.50 which we will charge per user will generate reasonable revenue. Cuentas provides account recharge capabilities to accountholders via the nationwide VanillaLoad network owned by InComm as it is available in many big box retailer chains such as Walmart, Walgreens, CVS, Dollar Store and others.

We expect that The Cuentas Digital Store will produce revenue each time that consumers purchase third party gift cards, digital access, mass transit tickets and mobile phone top-ups (U.S. and international). Additionally, International remittances provided by the industry-leader Western Union “by Cuentas” are available and International Bill Pay should be available in 2023. Both services should be major revenue driving factors for Cuentas as they provide reliable, low-cost solutions to our target audience.

Cuentas offers rewards for free long distance calling to its accountholders (“Cuentas Rewards”) who are given credits upon activation to be able to make real international calls to land lines or mobile phone worldwide, not like internet calling which can be unreliable and poor quality. We can expand the Rewards program to include other products and/or services in the future. Our target demographic uses both internet and prepaid calling services to communicate with family members around the U.S. and in their country. This added benefit is designed, at a very low cost, to provide extra benefits to our accountholders, which should help to maintain and solidify valuable relationships with them.

Prepaid Debit Card Market Overview

The Research and Markets report titled “Prepaid Card Market: Payment Trends, Market Dynamics, and Forecasts 2020 - 2025” released in January 2020 states that, “[i]n the United States, prepaid cards remain the preferred choice for the unbanked market segment....” It also states that “[t]he move towards a cashless society is substantial, further driving the prepaid card market.”

Cuentas is strategically positioned in the prepaid marketplace with a focus on the Hispanic, Latino and immigrant demographics.

Cuentas has identified Activation Fees as an important issue to our target demographic, so we offer “no-cost” registration and activation with a personalized Prepaid Mastercard® sent directly to the consumer, and we charge a monthly fee of $4.50 fifteen days after activation and every thirty days thereafter. As previously mentioned, we also model our offering with empathy and consideration for our target demographic, keeping fees and costs reasonably low so they will be able to justify and appreciate the benefits provided by the Cuentas Mobile App, Wallet and Prepaid Mastercard®.

The Cuentas Technology platform

The Cuentas technology platform has proven itself to be a robust, reliable system and Cuentas is now taking steps to raise the platform to the next level through symbiotic integration with The OLB Group Inc’s (“OLB”) advanced PCI compliant OMNIsolutions platform.

On August 22, 2022, Cuentas signed a Software Licensing And Transaction Sharing Agreement with OLB with the goal of mutually integrating capabilities, features and expertise to enable both systems to take advantage of this symbiotic relationship so both organizations may grow. The integration of upgrades to Cuentas’ system will include advanced intelligence and predictive trending to improve security, identify successful marketing campaigns and provide data for future project development.

The current Cuentas ecosystem and platforms function seamlessly as before, and upgrades will be introduced after careful evaluation, review and multi-level testing.

The newly upgraded Cuentas platform is designed to be PCI compliant and will include a complete POS system with credit card processing, marketing tools, integrated modules for inventory management, content management, concierge services, shipping and customer service. Additional features and capabilities include Real-time currency exchange rates (ECB), SSL support, Fully 100% customizable designs using templates, configurable list of allowed countries, ACL (Access control list), Activity Log, OpenID, Facebook and Twitter authentication, W3C compliance (XHTML) with all Bar-Codes Accepted, and much more.

The Cuentas platform will also have a multi functionable tax module that can apply taxes by country, state, Zipcode, product classes (e.g., goods, services, alcohol, etc.) and even including tax exempt, European Union Value Added Tax support,

The platform will include a Reward Points System, Marketing manager (Email & SMS campaigns), Customizable SEO (Search Engine Optimization) meta tags, discounts, coupons, affiliate programs, shopping, Froogle (google base), PriceGrabber / Yahoo Shopping, become.com product feeds, Google XML site map, CMS Topics as well as QuickBooks and Google AdSense integration.

Additionally, the platform will provide a shipping and logistics department a complete solution that enables retailers to use UPS, USPS, FedEx and other shippers with a myriad of shipping calculation methods (weight, volume, product, etc.). Prevent shipping to restricted Countries, calculate shipping, defined shipping methods (e.g., Ground, Next Day, 2nd Day, etc.), shipping tracking numbers, etc.

Finally, the system’s Customer Service module will allow customers to register/login, create wish lists and registries, multiple billing and shipping addresses per customer, customer roles (groups), time zone support, built-in forums, password recovery, multiple account registration/activation types, automatic or manual registrations, Email validation & image capture during login/registration, “Email a friend” feature, Compare products feature, News RSS, Contact Us form, and more. Plugins are also available for US Postal, QuickBooks, FedEx, DHL and MailChimp.

CIMA Settlement

On July 8, 2022, the Company announced that it received a notice of default from CIMA related to that certain Platform Exclusive License Agreement, maintenance, and related agreements (collectively, the “License Agreement”) by and among Cuentas, CIMA, Knetik, Inc. (“Knetik”), and Auris, LLC (“Auris”). The notice, which was received May 25, 2022, provides that Cuentas has failed to pay $700,000 of maintenance and pass-through fees that CIMA alleges are owed under the License Agreement and also afforded Cuentas the required sixty-day period (through July 24, 2022) to cure the default as provided under the License Agreement.

On August 2, 2022, the Company and CIMA, along with Knetik and Auris executed a Settlement Agreement and General Release (“Settlement Agreement”) which resolves the issues related to the July 8, 2022, notice of default from CIMA related to the License Agreement. Pursuant to the terms of the Settlement Agreement, in exchange for the consideration provided in the Settlement Agreement, Cuentas paid CIMA $770,239.78 and the Company may assist CIMA in the sale of its Cuentas shares.

Further, in connection with the Settlement Agreement, Cuentas, Dinar Zuz, LLC, Michael De Prado and Arik Maimon provided signed waiver letters, expressly waiving any right of first refusal and co-sale rights granted in their favor under that certain letter agreement, dated December 31, 2019 (the “Side Letter”), by and among CIMA, Dinar Zuz, LLC, Michael Del Prado and Arik Maimon, and CIMA agreed (i) to restore immediately Cuentas’s access to its platform; (ii) provided Cuentas with a limited license to utilize the platform the terms of which are detailed specifically in Section 6 of the Settlement Agreement, and to use reasonable efforts, subject to Cuentas’ compliance thereto, to provide Cuentas’ customer data to Cuentas through the end of the limited license term described in Section 6 of the Settlement Agreement; (iii) deliver to Cuentas the Source Code (as that term is defined in paragraph 1.18 of the License Agreement) relating to “Out-Of-Scope Services,” and as further detailed in Section 6 of the Settlement Agreement; (iv) not enforce its rights under the Side Letter through and including August 31, 2022, and (v) shall not transfer, sale, or encumber its Cuentas shares through and including August 31, 2022, except as permitted therein. If Cuentas fails to comply with any term of this Settlement Agreement, Cuentas agreed to a Stipulated Judgment described in Section 5 of the Settlement Agreement, which, if triggered, the limited license set forth in Section 6 and any of CIMA’s obligations under this Settlement Agreement shall become null and CIMA shall have the right to shut off Cuentas access to the Platform without notice.

The Settlement Agreement also provides for mutual general releases by Cuentas for the benefit of CIMA and by CIMA for the benefit of Cuentas of all claims other than claims relating to a breach of the Settlement Agreement.

The Settlement Agreement by its terms in effect terminated substantially all the obligations under the license agreement, dated December 31, 2019, by and between Cuentas and CIMA.

Strategic Partners

Sutton Bank (“Sutton”)

Cuentas has a 5-year Prepaid Card Program Management Agreement with Sutton Bank as the issuer of the Cuentas Prepaid Mastercard® - Debit/GPR card which is effective through October 2026 with automatic 1-year renewals. Sutton insures account holders’ funds through the FDIC and provides direct deposit capabilities, early pay functionality and account balance functionality for the Cuentas Mobile App and Mobile Wallet. Sutton coordinates Know Your Client (“KYC”), Office of Foreign Asset Control (“OFAC”), Politically Exposed Persons (“PEP”) and Anti-Money Laundering (“AML”) compliance with Cuentas and IDology. Each applicant must have either a Social Security number or an ITIN. During the registration process, IDology compares each applicant’s personal information with known KYC, OFAC and PEP databases, and if required, can request certain forms of identification to confirm their identity. These forms of identification may include but are not limited to: Passport, Driver’s License, Matricula Consular and U.S. residency documentation. Only applicants that reach a certain score that is coordinated between Sutton and IDology are approved to receive a Cuentas Prepaid Mastercard® associated with their Cuentas Mobile App and Wallet account.

Interactive Communications International, Inc. (“InComm”)

Cuentas has multiple agreements with InComm including: (a) Processing services, (b) Resale of 3rd party Digital gift cards , (c) Resale of InComm Digital Solutions, and (d) Reload Commission Agreement. The agreements are effective through July 2024 and then renew automatically for 1-year periods. InComm is an instrumental partner of Cuentas as it provides the operational core of Cuentas’ transaction processing platform, the cash reload component and access to many third-party products and services.

On July 23, 2019, the Company entered into a 5-year Prepaid Services Agreement with InComm (the “InComm PSA”) to power and expand the Company’s Mobile App, Mobile Wallet and GPR card. InComm is a supplier of 3rd party gift and digital content cards, and Cuentas currently resells a variety of these products through its Mobile App’s Digital Store and Cuentas-SDI distribution network, with possible expansion in the future.

Under the InComm PSA, InComm is the prepaid card processor and through its VanillaLoad network, allows the Company’s cardholders, for a small fee, to reload their Cuentas Mobile Wallet through a nationwide network of retailers including Walmart, 7-Eleven, Walgreens, CVS Pharmacy, Rite Aid, Dollar General and many more. In addition, the Company plans to extend the cash reload component of the Wallet through a select number of “bodegas” in the Cuentas-SDI network to increase its market penetration and profitability.

Under the InComm PSA, InComm provides processing services, telephone support, data storage services, account servicing, reporting, output and hot carding services to the Company. Processing services consist mainly of authorization and transaction processing services. InComm also processes authorizations for transactions made with or on prepaid products, along with any payments or adjustments made to prepaid products. InComm also processes the Company’s data and post entries in accordance with the specifications. Data storage services consist mainly of storage of the Company’s data in a format that is accessible online by the Company through APIs designated by InComm, subject to additional API and data sharing terms and conditions. InComm also provides Web/API services for prepaid Cuentas GPR applications and transactions.

Cuentas SDI, LLC

Cuentas SDI, LLC (the “Cuentas-SDI”) was incorporated in the State of Florida on January 4, 2022 and was a wholly owned subsidiary of SDI Black 011, Inc. (“SDI Black”). Cuentas-SDI is engaged in the business of electronic distribution and sales of virtual products via its Black 011 portal located at Yonkers, NY. Its electronic products range from prepaid wireless SIM activation, International mobile recharge services and international long distance phone services. During 2020, Cuentas-SDI also started sales of general merchandise to its retail reseller customers. Cuentas-SDI owns the assets of Black Wireless MVNO, Black 011 Long distance platform and operations and the SDI Black distribution platform and network of over 31,000 bodegas and convenience stores.

On May 27, 2022, the Company entered into a Membership Interest Purchase Agreement with SDI Black, the holders of all the membership interests of SDI Black and Cuentas-SDI, for the acquisition of 19.99% of the membership interests of Cuentas-SDI in exchange for $750,000. Cuentas also had the right to close on the potential acquisition of the remaining 80.01% of the membership interests of Cuentas SDI within 60 days in exchange for a purchase price of an additional $2.459,000, which the Company did not exercise.

The Company is working with a Vendor-Client relationship with Cuentas-SDI, who uses Least Cost Routing (LCR) to decide which vendor provides the products for sale. The LCR platform will determine the percentage and quantity of revenue that is realized between Cuentas and Cuentas-SDI

The Cuentas Ecosystem

Cuentas’ goal is to offer the consumer a one-stop shop, easy to use, Mobile App and Mobile wallet with Mastercard® rails that can provide new, important financial services and solve many of their daily needs and desires while saving the users time and money.

Approved Cuentas accountholders will have a Prepaid Mastercard® acceptable wherever Mastercard® debit cards are accepted and can have their paychecks or certain government benefits checks directly deposited to their account associated with the card, with funds available for use on the card up to 2 days earlier than standard direct deposits. Furthermore, the Cuentas card has ATM access through the nationwide Pulse Network which provides access to over 500,000 ATMs in the U.S. and many more worldwide. (Source: pulsenetwork.com)

The Cuentas Digital Store in the Mobile App will allow accountholders to purchase certain mainstream gift cards for use in a variety of stores, online portals and transit agencies – many at discounted prices. Accountholders can also “Top Up” or prepay their mobile phone accounts and also do the same for friends & family living in the U.S. or overseas.

Cuentas Mobile

Cuentas Mobile is our Mobile Virtual Network Operator (“MVNO”) trade name, which provided Cuentas Mobile branded mobile phones along with attractively priced prepaid voice, text, and data mobile phone services to a limited customer base. Cuentas, through M&M, is negotiating to sell mobile services as an MVNO through an operator on the largest 5G nationwide network from one of the top 3 mobile carriers. Cuentas Mobile will continue to operate a virtual telecommunications network providing mobile voice, text, and data services with essentially the same quality as other MVNOs such as Cricket, Boost, Simple, Ultra, Mint and Lyca Mobile, which have been successful at creating brands, without owning the towers, hardware or network. Cuentas is currently reactivating distribution through grass roots retailers that normally interact with Cuentas’ target audience, specifically offering low-cost mobile phone service with the ability to make international calls to specific Spanish speaking countries in Central and South America.

We believe that our potential customers will migrate away from legacy telephone and banking systems to enhanced mobility solutions. The Company’s technological advantage and the synergies created by its combination of a reloadable debit card and a holder of mobile virtual network operator rights will make its products increasingly useful to unbanked, under-banked, under-served and other emerging niche markets.

Meimoun & Mammon LLC

Meimoun & Mammon LLC (“M&M”) is a retail provider of domestic and international long-distance voice, text, and data telephony services to consumers in the United States and throughout the world. M&M holds International and Domestic Section 214 authority issued by the FCC. M&M operates the retail Tel3 business as a separate division. Tel3 has been a prepaid long-distance provider for many years and provides direct and indirect access to Latino and immigrant communities across the US as it provides them with quality international communications services. The majority of revenue generated by the company so far has come from this division.

LSI Group S.A. (“LSI”)

On Aug 31, 2022, Cuentas signed a 1-year agreement which is extendable to 3 years total with completion of certain milestones. LSI will market the US based Cuentas Prepaid Debit Card and Mobile App in countries including El Salvador, Guatemala and Honduras with plans to expand to South America, starting with Colombia, with the goal to sign 200,000 US-based Cuentas customers in 1 year for international cross-border remittances.

Regulatory Compliance

We operate in an ever evolving and complex legal and regulatory environment. We, the products and services that we offer and market, and those for which we provide processing services, are subject to a variety of federal, state and foreign laws and regulations, including, but not limited to: federal communications laws and regulations; foreign jurisdiction communications laws and regulations; federal anti-money laundering laws and regulations, including the Patriot Act, the BSA, anti-terrorist financing laws and anti-bribery and corrupt practice laws and regulations in the U.S., and similar international laws and regulations, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act in Canada; state unclaimed property laws and money transmitter or similar licensing requirements; federal and state consumer protection laws, including the CARD Act, and the Dodd-Frank Act, and regulations relating to privacy and data security; and foreign jurisdiction payment services industry regulations.

Our subsidiary M&M is subject to regulation by the FCC and other government agencies and task forces. M&M holds International and Domestic Section 214 licenses issued by the FCC, which may be suspended or revoked by the FCC if M&M does not strictly comply with all applicable regulations and the terms and conditions under which the International and Domestic Section 214 licenses were issued. M&M is also subject to certain foreign jurisdiction communications laws and regulations as it provides limited access to its prepaid calling platform internationally. We believe that we, including our subsidiaries, are currently operating in compliance with all applicable laws and regulations, but there is no certainty that laws and regulations affecting our business will not change. Any such change of laws and regulations applicable to our business might adversely affect our ability to execute our business plan and achieve profitable operating results.

At the federal level, Congress and federal regulatory agencies have enacted and implemented new laws and regulations that affect the prepaid industry, such the CARD Act and FinCEN’s Prepaid Access Rule. Moreover, there are currently proposals before Congress that could further substantially change the way banks, including prepaid card issuing banks and other financial services companies, are regulated and are permitted to offer their products to consumers. Non-bank financial services companies, including money transmitters and prepaid access providers, are now regulated at the federal level by the Consumer Financial Protection Bureau (the “CFPB”), which began operations in July 2011, bringing additional uncertainty to the regulatory system and its impact on our business. We are increasingly facing more stringent anti-money laundering rules and regulations, compliance with which may increase our costs of operation, decrease our operating revenues and disrupt our business. Sutton bank performs routine AML, KYC, OFAC in consultation with Cuentas and IDology and other compliance review and searches throughout Cuentas’ registration and operational processes. Abuse of our prepaid products for purposes of financing sanctioned countries, terrorist funding, bribery or corruption could cause reputational or other harm that could have a material adverse effect on our business, results of operations and financial condition. Failure to comply with, or further expansion of, consumer protection regulations could have a material adverse effect on our business, results of operations and financial condition. Failure by us to comply with federal banking regulation may subject us to fines and penalties and our relationships with our issuing banks may be harmed.

Most states regulate the business of sellers of traveler’s checks, money orders, drafts and other monetary instruments, which we refer to collectively as money transmitters. While many states expressly exempt banks and their agents from regulation as money transmitters, others purport to regulate the money transmittal businesses of bank agents or do not extend exemptions to non-branch bank agents. In those states where we are required to be licensed, we are subject to direct supervision and regulation by the relevant state banking departments or similar agencies charged with enforcement of the money transmitter statutes and must comply with various restrictions and requirements, such as those related to the maintenance of certain levels of net worth, surety bonding, selection and oversight of our authorized delegates, permissible investments in an amount equal to our outstanding payment obligations with respect to some of the products subject to licensure, recordkeeping and reporting, and disclosures to consumers. We are also subject to periodic examinations by the relevant licensing authorities, which may include reviews of our compliance practices, policies and procedures, financial position and related records, various agreements that we have with our issuing banks, retail distribution partners and other third parties, privacy and data security policies and procedures, and other matters related to our business. As a regulated entity, Cuentas may incur significant costs associated with regulatory compliance. We anticipate that compliance costs and requirements will increase in the future for our regulated subsidiaries and that additional subsidiaries will need to become subject to these or new regulations. If we fail to maintain our existing money transmitter licenses or permits or fail to obtain new licenses or permits in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

Marketing

The Cuentas Mobile App, Mobile Wallet and Prepaid Mastercard® will be predominantly marketed via digital and traditional media channels. Cuentas expects to use a combination of internal resources as well as third parties for our marketing efforts.

The digital marketing placements will include social media, SEO (Search Engine Optimization), internet, geo fencing, online streaming providers, influencers, and other digital providers. Traditional marketing efforts include media such as radio, TV, print, billboards, bus wraps, bus benches, TV, radio, etc.

Media spend is distributed amongst these marketing vehicles and adjusted as acquisition data is received. Our initial program is designed to test creative, geo targeting and formats. Once feedback is analyzed, spending will be optimized to enhance efficiency and cost of acquisition. Vertical market integration and partnerships will also be developed to augment growth and stability.

Marketing strategies for customer acquisition will focus on key markets, targeted audiences, lifestyle fit, brand awareness, key metrics and go-to-market plans.

Marketing to Hispanic & Latino groups will initially concentrate on those populations that have settled in Southern California, Texas, New York, Florida, Arizona and New Mexico.

Cuentas will promote the newly integrated POS capabilities in its ecosystem and market these services to the 30,000 bodegas and convenience stores in the network, with the possibility of upgrading a select number of them to neighborhood financial centers to be able to load cash to the Cuentas prepaid debit card and provide other financial services.

Entry into a Joint-Venture Agreement with WaveMAX Corporation (“WaveMax”)

On July 21, 2021, the Company and WaveMAX entered into a Definitive Joint-Venture Agreement (the “Agreement”). Pursuant to the Agreement, the Company and WaveMax formed CuentasMax LLC on Dec 8, 2021, a joint venture (“CUENTASMAX”) which would install WiFi6 shared network (“WSN”) systems in up to 1,000 retail locations in the New York metropolitan tristate area using access points and small cells to provide users with access to the WSN (the “JV Project”). The WSN will allow CUENTASMAX to generate location-based advertising configured by advertisers using WaveMAX’s advertising dashboard technology directly to users over the WSN, could permit users to pay a service fee for ad-free access to the WSN. The ownership and management of CUENTASMAX shall be as follows: 50% to the Company, 25% to WaveMAX and 25% to Consultoria y Asesoria de Redes, S.A. de C.V. (“Execon”). Execon currently manages approximately 20,000 WiFi endpoints with WaveMax in Mexico. Each of the Company and WaveMAX agreed to fund $120,000 (for a total of $240,000) initially upon execution of the Agreement. In addition, each of the Company and WaveMAX has agreed to fund an additional $127,500 over the succeeding five months, in each case, subject to approval of each party’s board of directors. The expenses of the JV Project shall include acquiring the Access Points hardware, the installation and configuration of the Access Points hardware for use with the broadband internet service at each Retail Location, entering into the necessary agreements with the Retail Locations, instore marketing and promotion of the WSN program, and expenses relating to commercialization of the digital advertising program. The Board of Directors of CUENTASMAX shall initially be comprised of four persons, two designated by the Company, one designated by WaveMAX, and one designated by Execon. The officers of CUENTASMAX shall be the persons from time to time designated by mutual agreement of the Company and WaveMAX, with the initial officers to be determined. It is hoped that up to 1,000 high traffic, prime location convenience stores and “bodegas” (small community markets) will be signed up in conjunction with the Company’s distribution network that sells prepaid debit card, e-store, e-wallet and digital services. A fee of 2% (two percent) of the net revenue of CUENTASMAX will be paid by CUENTASMAX on a monthly basis as a commission to Innovateur Management SAPI de CV. WaveMAX grants CUENTASMAX exclusive rights to use and deploy the WaveMAX Technology, including any and all patents owned or to be owned by WaveMAX and any and all related enhancements or applications of the WaveMAX Technology and any and all prior and subsequent improvements and/or new technology developed by WaveMAX solely in the Company’s BODEGAS network throughout the United States. The parties have agreed to expand CUENTASMAX to other areas of the U.S. once the current deployment is in progress or has been completed. As of December 31.2021, the Company has funded CUENTASMAX an amount of $40,000 and, in agreement with the other parties, funded CunetasMax $40,000 in February of 2022. The joint venture has begun the initial sales and marketing for the JV and expects to produce revenue initially in Q3 of 2022. The third deposit of $40,000 by Cuentas is scheduled for September 2022 and, along with an equal deposit by WaveMax, will continue the expansion.

CuentasMax has installed 30 WiFi6 Access Points in New York City, Los Angeles, and Puerto Rico at different small businesses including Bodegas, restaurants, beauty salons and gas stations. CuentasMax also has pilot project agreements with the Bodega Association and Business Group in NYC, Benelisha Group in LA, and Top Gasoline Inc in Puerto Rico.

Entry into a Joint-Venture Agreement with Benelisha Group, Inc. (“Benelisha”)

On August 4, 2021, the Company and Benelisha entered into a Definitive Marketing and Promotion Agreement (the “Benelisha Agreement”). Pursuant to the Benelisha Agreement, the Company and Benelisha will market and promote Cuentas GPR cards and the mobile phone application (“DC/MA”) products to Benelisha customers. During the term of the Benelisha Agreement, Benelisha’s goal is to register Benelisha customers to become active users of the Cuentas DC/MA products. The Company hopes to complete technical and program integration to be able to launch in Q1 of 2023.

If Benelisha reaches these milestone goals, it will be rewarded with Most Favored Nation (MFN) status along with compensation consisting of 32% of Net Revenue from new cardholders that Benelisha registers and maintains on the Cuentas GPR Platform. After year 3, Benelisha may continue to maintain MFN status by registering 50,000 new cardholders each year. If Benelisha does not maintain MFN status, it will still receive compensation of 32% of net revenue for the active cardholders it maintains.

Competition Section

Cuentas has strategically established its fee structure to be attractive to the unbanked, underbanked and undeserved population with no activation fee, no-cost direct deposit, no-cost Cuentas card to Cuentas card transfers, low cost for reloads, reasonable ATM fees and No dormancy fee.

This pricing strategy places Cuentas in an attractive, reasonably priced category which coupled with the products & services it offers to its competitiveness.

FEES	CUENTAS	Net Spend	Chime	Green Dot	Amex Serve	Amex Bluebird	My Bambu
Card Issuance/ Activation	$0.00	$0.00	$0	$1.95	$0 Online Up to $3.95 in retail	$0 Online / Up to $5 in retail	$0
Monthly Fee	$4.50	Pay-As-You-Go Plan $0 Monthly Plan $9.95 per mo.	$0	$7.95	$6.95 ($0 with $500+ Direct Deposit)	$0	$0
Reload Fee	$3.95	Netspend Reload Network Location Up to $3.95	N/A	$5.95	Up to $3.95 (fee varies by retailer)	$0 (Walmart) other Retailers $3.95	$3.95
Domestic ATM Withdrawal	$1.50	Pay-As-You-Go Plan $2.95 / Monthly Plan $2.95	$2.50; free through MoneyPass	$3.00	$0 at MoneyPass® ATMs $2.50 at non-MoneyPass ATMs.	$0 MoneyPass® ATMs, $2.50 non-MoneyPass ATMs	$2.00
Over the Counter Cash Withdraw	$1.50	$2.95 Withdrawal Fee at a Financial Institution/ 1% w/ $9.95 min	$2.50 per transaction	$3.00	N/A	N/A	N/A
ATM Inquiry Fee	$0.75	$0.50		$0.50	N/A		$0.50
ATM Decline Fee	$0.50	$1.00	N/A	N/A	$0.75	$0.00	N/A
Card to Card Transfer	$0.00	Website $0 / CS Agent $4.95 / Me-to-Me Transfer – $3.00	N/A	N/A	N/A	N/A	N/A
Balance Inquiry Live Agent	$0.00	$0.00	N/A	N/A	$0	$0.00	$0.00 per call
Replacement Card (Standard Delivery)	$5.00	$9.95	N/A	$5.00	$5.00	$0.00	$5
Inactivity Fee / Dormancy Fee	$0.00	$5.95 per mo. (after 90 days w/no trans.)	N/A	$9.95 After 90 days	$0	$0.00	$3 / Month, After 12 mo. No transactions
Remote Deposit Capture	N/A	Greater of 2% of total check amount or $5.00		Funds in minutes - 1% or 5% of check ($5 min)	Funds in minutes - 1% or 5% of check ($5 min fee)	Funds in minutes - 1% or 5% of check ($5 min fee)
Remittance Fee	N/A				UP to $16.99 (fee depends on the transfer amount)		$5.50
Fee Schedule	https:// cuentas.com/ cuen/cuentas_ cha.php?lang=en	https:// www.netspend.com/ account/terms/SFLF_ 730318418_EN.html	https:// help.chime.com/hc/ en-us/articles/ 221405228- What-are-the-fees-	https://
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Website	https:// cuentas.com/ cuen/ home.php?lang=en	www.netspend.com	www,chime.com	https:// www.greendot.com/	www.serve.com	www.bluebird.com	https:// mybambu.com /us/

Employees

As of January 31, 2023, our management team consisted of our Interim Chief Executive Officer and Chairman of the Board, Arik Maimon, Michael De Prado, our Interim President and Vice Chairman of the Board, and our Chief Financial Officer, Mr. Ran Daniel. Additionally, we have six full-time employees. None of our employees are represented by a collective bargaining agreement, and we have never experienced any work stoppage. We believe we have good relations with our employees.

Recent Developments

Nasdaq Deficiency

On June 21, 2022, we received notice from the staff (the “Staff”) of The NASDAQ Stock Market indicating that, because the closing bid price for the Company’s common stock has fallen below $1.00 per share for 31 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of Nasdaq Listing Rules (the “Bid Price Rule”).

On December 20, 2022, having not regained compliance with the Bid Price Rule, the Company received a letter from the Staff notifying the Company that, unless the Company timely requests a hearing, the Company’s common stock and listed warrants would be subject to delisting. Accordingly, the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). The hearing request resulted in a stay of any suspension or delisting action pending the hearing and the expiration of any extension period granted by the Panel following the hearing. In that regard, the Panel has the right to grant the Company an extension to regain compliance with the Bid Price Rule. However, there can be no assurance that the Panel will grant the Company an extension to comply with the Bid Price Rule or, even if an extension is granted, that the Company will be able to regain compliance with all applicable requirements for continued listing. If the trading of the Company’s securities is suspended, the Company’s securities will cease to be quoted on Nasdaq. It is expected that the Company’s securities would be immediately eligible for trading and quotation on the over the counter market.

Lakewood Project

On January 5, 2023, Cuentas signed a Binding Letter of Intent (“LOI”) with Core Development Holdings Corporation (“Core”), a Florida corporation that holds approximately 29.3% of 4280 Lakewood Road Manager, LLC (“Lakewood Manager”), which in turn owns 86.45% of the membership interests in 4280 Lakewood Road, LLC (“4280 Project”), an affordable multi-family real estate project located in Lake Worth, Florida.

On February 3, 2023, Cuentas entered into a membership interest purchase agreement (“MIPA”) pursuant to which it agreed to sell 3,838,657 shares of Cuentas common stock (approximately 19.9% of Cuentas’ currently outstanding shares of common stock) to Core in exchange for a 6% interest in Lakewood Manager owned by Core. The shares issued to Core pursuant to the MIPA are restricted securities. There are no registration rights or other rights granted to Core in connection with the transaction. In connection with the execution of the MIPA, Cuentas and Core also agreed to amend the LOI to provide that, upon receipt by Cuentas of stockholder approval, if so desired, Cuentas has the right to purchase up to an additional 4% of Lakewood Manager from Core for an additional 6,161,343 shares of Cuentas (for a total of 10 million shares of Cuentas). For the avoidance of doubt, Cuentas will not issue additional shares to Core in connection with this transaction without receiving shareholder approval in accordance with Nasdaq rules.

The transaction is expected to close within 45 days of the effective date of the MIPA, subject to customary closing conditions. At the closing, Core has also agreed to execute and deliver a Limited Guaranty of Purchase Price in favor of Cuentas to guaranty return to Cuentas of the full or partial amount, as the case maybe, of the purchase price (as defined in the MIPA), less any distributions, proceeds or negative “Value of Cuentas Interest”, including specific guaranty trigger events, guarantee cap and certain waivers (each as defined in the MIPA).

Crosshair

On October 4, 2022, Cuentas’ Registered Agent, AM Law LLC was served with a complaint from Crosshair Media Placement LLC for $629,807.74 for media placement services. Cuentas’ attorney filed a motion to dismiss or transfer for improper venue and lack of personal jurisdiction of this action filed by Plaintiff.

Risks Associated with Our Business

Our business is subject to many significant risks, as more fully described in the section entitled “Risk Factors” below. You should read and carefully consider these risks, together with the risks set forth under the section entitled “Risk Factors” and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

●	our ability to implement our business plan;

●	our ability to attract key personnel;

●	our ability to operate profitably;

●	our ability to efficiently and effectively finance our operations;

●	our ability to raise additional financing for working capital;

●	our ability to efficiently manage our operations;

●	that our accounting policies and methods may require management to make estimates about matters that are inherently uncertain;

●	our ability to consummate future acquisitions or strategic transactions;

●	changes in the legal, regulatory and legislative environments in the markets in which we operate; and

●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations.

Corporate Information

We were organized as a corporation under the laws of the State of Florida on September 21, 2005. Our principal executive office is located at 235 Lincoln Road, Suite 210, Miami Beach, FL 33139, and our phone number is (800) 611-3622. We maintain a website at www.cuentas.com. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on such information in deciding whether to purchase shares of our common stock.

THE OFFERING

Common Stock offered by us in this offering	2,123,478 shares

Pre-funded warrants offered by us in this offering	Pre-funded warrants to purchase up to 1,664,401 shares. This prospectus supplement also registers the shares issuable upon exercise of the pre- funded warrants.

Offering price per share	$1.32 ($1.3199 for each pre-funded warrant)

Common Stock outstanding immediately before this offering	19,157,368 shares

Common Stock outstanding immediately after this offering	21,280,846 shares (or 22,945,247 shares if the pre-funded warrants are exercised in full)

Use of proceeds

The net proceeds from our sale of Common Stock in this offering is expected to be approximately $4.3 million, after deducting placement agent fees and other estimated offering expenses payable by us and excluding the proceeds from the exercise of the Purchase Warrants or placement agent warrants, if any.

We currently expect to use the net proceeds for general corporate purposes and working capital. See “Use of Proceeds.”

Concurrent Private Placement	In a concurrent private placement, we are also selling to the purchaser of shares of our Common Stock in this offering Purchase Warrants to purchase up to an aggregate of 3,787,879 shares of our Common Stock. The Purchase Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.”

Risk factors	You should carefully read and consider the information beginning on page S-14 of this prospectus supplement and page 11 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our securities.

Nasdaq Capital Market symbol for Common Stock	“CUEN.” We do not intend to apply for listing of the pre-funded warrants on Nasdaq or any other securities exchange or nationally recognized trading system.

The number of shares of our Common Stock to be outstanding after this offering is based on 19,157,368 shares of our Common Stock outstanding as of the date hereof, and excludes as of such date:

●	3,787,879 shares of Common Stock that may be issued upon exercise of the Purchase Warrants at an exercise price of $1.335 per share;

●	265,152 shares of Common Stock that may be issued upon exercise of the warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering at an exercise price of $1.782 per share;

●	1,770,200 shares of our Common Stock issuable upon the exercise of outstanding options with a weighted average exercise price of $3.44 per share; and

●	6,325,623 shares of our Common Stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.71.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of outstanding stock options and no exercise of outstanding warrants (including the Purchase Warrants and placement agent’s warrants).

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering and our Nasdaq Listing

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock (and pre-funded warrants) being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock (and pre-funded warrants) you purchase in this offering. Based on an offering price of $1.32 per share and $1.3199 per pre-funded warrant, if you purchase shares of Common Stock and pre-funded warrants in this offering, you will suffer immediate and substantial dilution of $0.93 per share with respect to the net tangible book value of the Common Stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our Common Stock.

We are not currently in compliance with the continued listing requirements of Nasdaq. Specifically, on June 21, 2022, we received notice from the staff (the “Staff”) of The NASDAQ Stock Market indicating that, because the closing bid price for the Company’s common stock has fallen below $1.00 per share for 31 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of Nasdaq Listing Rules (the “Bid Price Rule”). On December 20, 2022, having not regained compliance with the Bid Price Rule, the Company received a letter from the Staff notifying the Company that, unless the Company timely requests a hearing, the Company’s common stock and listed warrants would be subject to delisting. Accordingly, the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). The hearing request resulted in a stay of any suspension or delisting action pending the hearing and the expiration of any extension period granted by the Panel following the hearing. In that regard, the Panel has the right to grant the Company an extension to regain compliance with the Bid Price Rule. However, there can be no assurance that the Panel will grant the Company an extension to comply with the Bid Price Rule or, even if an extension is granted, that the Company will be able to regain compliance with all applicable requirements for continued listing. Further, even if we do regain compliance, there is no guarantee that we will be able to continue to meet the continued listing requirements of Nasdaq. In the event we are unable to do so, our securities may be delisted from The Nasdaq Stock Market. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with Nasdaq Marketplace Rules, but our Common Stock may not be listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the Nasdaq Marketplace Rules.

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of the Pre-funded warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the pre-funded warrants, you will have no rights with respect to our common stock issuable upon exercise of the pre-funded warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These forward-looking statements include, but are not limited to, statements about:

●	our ability to implement our business plan;

●	our ability to attract key personnel;

●	our ability to operate profitably;

●	our ability to efficiently and effectively finance our operations;

●	our ability to raise additional financing for working capital;

●	our ability to efficiently manage our operations;

●	that our accounting policies and methods may require management to make estimates about matters that are inherently uncertain;

●	changes in the legal, regulatory and legislative environments in the markets in which we operate; and

●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2021 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus supplement to conform our statements to actual results or changed expectations. Any forward-looking statement you read in this prospectus supplement, accompanying prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $4.3 million based on the sale of 2,123,478 shares of Common Stock at an offering price of $1.32 per share and pre-funded warrants to purchase 1,664,401 shares at an offering price of $1.3199, after deducting placement agent’s fees and estimated offering expenses payable by us (excluding the proceeds, if any, from the exercise of the Purchase Warrants or placement agent’s warrants).

We currently intend to use the net proceeds to us from this offering for general corporate purposes and working capital. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Accordingly, we will have broad discretion over the uses of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market funds, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

Investors are further cautioned that the proceeds from this offering are expected to be sufficient to enable us to continue operations for only a short period of time. We expect that we will have to raise such additional funds through the sale of additional equity or equity backed securities. Any future equity or equity linked financing that we may need may not be able available on terms favorable to us or at all.

DILUTION

If you invest in our Common Stock and pre-funded warrants, your interest will be diluted to the extent of the difference between the offering price per share you pay in this-offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value of our Common Stock as of September 30, 2022 was approximately $4.6 million, or approximately $0.24 per share of Common Stock based on 19,289,734 shares outstanding at that time (including 16,720,690 shares and 2,569,044 pre-funded warrants to purchase shares which were subsequently exercised). “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 2,123,478 shares of Common Stock at an offering price of $1.32 per share and pre- funded warrants to purchase 1,664,401 shares at an offering price of $1.3199 (without regard to the offering proceeds from the sale of the Purchase Warrants), and after deducting the placement agent fees and estimated offering expenses that we will pay, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $8.9 million, or approximately $0.39 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.15 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.93 per share to new investors participating in this offering, as illustrated by the following table:

Offering price per share		$1.32
Historical net tangible book value per share as of September 30, 2022	$0.24
Increase in as adjusted net tangible book value per share attributable to this offering	$0.15
As adjusted net tangible book value per share as of September 30, 2022 after this offering		$0.39
Dilution per share to new investors		$0.93

The discussion of dilution, and the table quantifying it, assume the sale of all shares and pre-funded warrants covered by this prospectus supplement and no exercise of any outstanding options or warrants or other potentially dilutive securities, including the Purchase Warrants. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

In particular, the table above excludes the following securities as of September 30, 2022:

●	3,787,879 shares of Common Stock that may be issued upon exercise of the Purchase Warrants at an exercise price of $1.335 per share;

●	265,152 shares of Common Stock that may be issued upon exercise of warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering at an exercise price of $1.782;

●	1,770,200 shares of our Common Stock issuable upon the exercise of outstanding options with a weighted average exercise price of $3.44 per share; and

●	6,325,623 shares of our Common Stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.71.

To the extent that any outstanding stock options or warrants are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional shares of Common Stock in the future, there will be further dilution to new investors participating in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of Common Stock and pre-funded warrants to purchase shares of our Common Stock. The following description of our shares of Common Stock and pre-funded warrants summarizes the material terms and provisions thereof, including the material terms of the shares of Common Stock and pre-funded warrants we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the common stock, see “Description of Securities We May Offer – Common Stock” in the accompanying prospectus. Our common stock is listed on The Nasdaq Capital Market under the symbol “CUEN.”

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Each pre-funded warrant will be sold in this offering at a purchase price equal to $1.3199 (equal to the purchase price per share of common stock sold in this offering, minus $0.0001). The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our Common Stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the pre-funded warrants at such nominal price at a later date.

Exercise Price and Duration. The pre-funded warrants will have an exercise price of $0.0001 per share. The pre-funded warrants are exercisable immediately upon issuance, and may be exercised at any time until all of the pre-funded warrants are exercised in full. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a pre-funded warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares. No fractional common shares will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Trading Market. There is no established public trading market for the pre-funded warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the pre-funded warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reclassification, reorganization or recapitalization of our shares of common stock, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of common stock or more than 50% or more of the voting power of the common equity of the Company, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Amendment and Waiver. The pre-funded warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the respective holder.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, or the Private Placement Transaction, we are selling to purchasers of our Common Stock in this offering the Purchase Warrants to purchase up to an aggregate of 3,787,879 shares of our Common Stock.

The following summary of certain terms and provisions of the Purchase Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Purchase Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Purchase Warrant for a complete description of the terms and conditions of the Purchase Warrants.

The Purchase Warrants and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of Common Stock issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Purchase Warrants are exercisable on the six (6) month anniversary of the date of issuance, and at any time thereafter up to five and one half (5.5) years from the initial exercise date, at which time any unexercised Purchase Warrants will expire and cease to be exercisable. The Purchase Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Purchase Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Purchase Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Purchase Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Purchase Warrants will have an exercise price of $1.335 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Purchase Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Purchase Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the Purchase Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Purchase Warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the holder will have the right to require us or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Purchase Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Purchase Warrant.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated as of December 13, 2022, we have engaged H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the placement agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our securities offered pursuant to this prospectus supplement and accompanying prospectus.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the securities offered hereby is expected to take place on or about February 8, 2023, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee of 7.0% of the aggregate gross proceeds raised in the offering, as well as a management fee equal to 1.0% of the gross proceeds raised in this offering. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$1.32	$1.3199	$4,999,833.84
Placement agent’s fees	$0.0924	$0.0924	$350,000.02
Proceeds, before expenses, to us	$1.2276	$1.2275	$4,649,845.82

In addition, we have agreed to pay the placement agent non-accountable expenses in the amount of $65,000 and clearing expenses in the amount of $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be an additional approximately $211,000.

In addition, we will issue to the placement agent, or its designees, warrants to purchase up to 265,152 shares of common stock, which represent 7.0% of the shares and pre-funded warrants sold in this offering. The placement agent warrants will have an exercise price equal to $1.782 per share, which represents 135% of the offering price per share and will be exercisable commencing six months from the issuance date for five years from the commencement of sales in this offering.

The securities purchase agreement that we entered into with certain investors prohibits, with certain limited exceptions, us: (i) for ninety (90) days following the closing date from issuing any shares of common stock or Common Stock Equivalents (as defined in the securities purchase agreement) or filing any registration statement, and (ii) for twelve (12) months following the closing date from issuing any shares of common stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the securities purchase agreement).

We have granted Wainwright, subject to certain exceptions, a right of first refusal for a period of ten (10) months following the consummation of this offering to act as our exclusive underwriter or placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries.

In the event that any investor whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of our engagement of the placement agent provides any capital to us, in a public or private offering or other financing or capital-raising transaction of any kind, within the twelve (12) months following the expiration of termination of the engagement of the placement agent, we shall pay the placement agent the cash and warrant compensation provided above, calculated in the same manner.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Wainwright acted as our exclusive placement agent in connection with the private placement we consummated in August 2022, for which it received compensation. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent

The Transfer Agent and Registrar for our common stock is Olde Monmouth Stock Transfer Co., Inc.

Listing

Our shares of common stock trade on the Nasdaq Capital Market under the ticker symbol “CUEN.” We do not intend to apply for listing of the pre-funded warrants or the Purchase Warrants on any securities exchange or other nationally recognized trading system.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement has been passed upon for us by Ellenoff Grossman & Schole LLP.

EXPERTS

The December 31, 2021 and 2020 financial statements of our company appearing in this prospectus have been included herein in reliance upon the report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) of Halperin Ilanit, CPA, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Halperin Ilanit, CPA as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock and pre funded warrants (along with the shares underlying such pre funded warrants) being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. We maintain a website at http://www.cuentas.com. You may access our annual reports on Form 10-K, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus supplement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.  We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 1, 2022;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 15, 2022, August 15, 2022 and November 14, 2022;

3.	Our Current Reports on Form 8-K filed with the SEC on January 11, 2022, February 8, 2022, May 3, 2022, May 23, 2022, June 3, 2022, June 15, 2022, July 8, 2022, July 29, 2022, August 4, 2022, August 9, 2022, August 24, 2022, August 26, 2022, October 6, 2022, November 8, 2022, November 15, 2022, December 23, 2022, December 30, 2022, January 9, 2023 and February 3, 2023;

4.	Our Definitive Proxy Statement filed on December 6, 2022; and

5.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on February 1, 2021 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-249690), as initially filed with the SEC on October 28, 2020, as amended, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the filing of a post-effective amendment to the registration statement that this forms a part that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting the Company at Cuentas Inc., at 235 Lincoln Rd., Suite 210, Miami Beach, FL 33139, attention: Secretary. Our telephone number is (800) 611-3622. Information about us is also available at our website at http://www.cuentas.com/. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

Prospectus

$75,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

●	common stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings.  We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CUEN.” We also have a class of warrants that are listed on The NASDAQ Capital Market under the symbol “CUENW.” The last reported sale price of our common stock and listed warrants on The NASDAQ Capital Market on August 30, 2022 was $0.7789 per share and $0.7214 per warrant. The aggregate market value of our outstanding common stock held by non-affiliates is $7,552,243 based on 16,720,690 shares of outstanding common stock, of which 8,840,271 shares are held by non-affiliates, and a per share price of $0.8543 which was the closing sale price of our common stock as quoted on The NASDAQ Capital Market on August 9, 2022. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 11 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.  We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 22, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Cuentas Inc.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These forward-looking statements include, but are not limited to, statements about:

●	our ability to implement our business plan;

●	our ability to attract key personnel;

●	our ability to operate profitably;

●	our ability to efficiently and effectively finance our operations;

●	our ability to raise additional financing for working capital;

●	our ability to efficiently manage our operations;

●	that our accounting policies and methods may require management to make estimates about matters that are inherently uncertain;

●	changes in the legal, regulatory and legislative environments in the markets in which we operate; and

●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations. Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,”  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “Cuentas,” “CUEN” or similar terminology means Cuentas Inc.

The Company

The Company was incorporated under the laws of Florida on September 21, 2005, and currently focuses on the business of using proprietary fintech technology to provide e-banking and e-commerce services for delivering mobile banking, prepaid debit and digital content services to the unbanked, underbanked and underserved Latino, Hispanic and immigrant communities. The Company’s proprietary software platform enables Cuentas to offer comprehensive financial services and robust functionality that is absent from other Mobile Apps through the use of our Prepaid Debit Mastercard®/General-Purpose Reloadable cards (“GPR”).

Properties. The Company’s principal offices are located in Miami Beach, Florida.

Our Business

The Company’s historical business included its Mobile App & GPR card. The Company is now diversifying its product line to include its Mobile Payments and Mobility projects which will be integrated into a proprietary fintech ecosystem that will provide a more complete offering of e-commerce products and services designed for the unbanked, underbanked and underserved immigrant and underprivileged communities to help them bridge the e-commerce digital divide.

The Cuentas Mobile App & GPR ecosystem protects its customers by depositing their funds in an FDIC insured bank account at Sutton Bank, the issuing bank.

The comprehensive financial services currently available include:

●	Direct ACH Deposits to receive funds

●	ATM access – U.S. and most foreign countries

●	Retail and Online purchases

●	Peer to Peer Payments at no cost between Cuentas Accountholders

●	Cash Reloads at major retailers (Walmart, CVS, Walgreens, Dollar General, etc.)

●	Discounted Gift Cards for major brands (Amazon Cash, Xbox, Playstation, Burger King, etc.)

●	Transit Authority Fares – Los Angeles TAP, Connecticut GoCT, coming soon NY-OMNY

●	Prepaid Long Distance Telecom Minutes – call land lines or mobile phones worldwide

●	U.S. Mobile Phone Recharges (TopUps)

●	Int’l. Mobile Phone Recharges (TopUps)

Western Union and Cuentas Bridge Digital and Retail Money Transfer Worlds for Latino Community

In March 2022, the Company integrated Western Union’s domestic and international money transfer capabilities into the Cuentas mobile banking app. The integration enables the Company’s customers to send money to 200 countries and territories via the Cuentas mobile app. Leveraging Western Union’s leading global cross-border, cross-currency platform, The Company’s customers can conveniently move money to friends and family almost anywhere across the world using the Cuentas mobile app. Once sent, receivers can pick up their remittance in cash at any Western Union retail location.

A major factor that provides technical strength and reliability to Cuentas’ project is the fintech ecosystem that it has developed. The foundation of Cuentas’ ecosystem is the fintech platform with mobile app, mobile wallet and associated integrations that Cuentas has developed over the past 3 years. We believe that this platform has been proven to be a robust, reliable transactional, marketing, financial and predictive, Tier-1 transactional platform. Cuentas’ ecosystem integrates its platform via dedicated APIs with Sutton Bank (the issuing bank), IDology (AML & KYC) and InComm (Processor, Load Network & 3rd Party Digital Products).

Cuentas’ Mobile App includes a Mobile Wallet (“Wallet”) and a Digital Store (the “Cuentas Digital Store” or the “Digital Store”) and is linked with a Prepaid Mastercard® which can be used for ATM withdrawals, online purchases and in-person purchases.

Accountholders may deposit funds to their account via (a) no-cost Direct Deposit, (b) no-cost fund transfers from other Cuentas accountholders, or (c) for a small charge, using InComm’s VanillaLoad network in over 200,000 locations at major retailers like Walmart, CVS, Walgreens, Dollar General, and more.

Once accountholders have available funds, they can use their Cuentas Prepaid Mastercard® wherever prepaid Mastercards are accepted worldwide and at most ATMs in the U.S., and many international ATMs.

Accountholders may use the funds in their Wallet to purchase discounted gift cards in the Cuentas Digital Store. Product categories in the Digital Store include Digital Gift Cards, Transit Cards, Mobile Phone Recharges (the “TopUps”) and Western Union International Remittances. Digital gift cards include Amazon Cash, Sony Playstation, Xbox, Karma Koin, Burger King, Bass Pro Shops and more. Active transit products include TAP in Los Angeles, GoCT in Connecticut and The Rapid from Grand Rapids, Michigan. These should include the digital availability of OMNY in New York when it launches officially. Additional transit products will be available as InComm rolls them out. Cuentas accountholders may purchase TopUps which allow them to recharge their own or someone else’s Verizon, AT&T or other mobile phones in the U.S. or in many foreign countries – in real time. Accountholders may make real phone calls using the Cuentas ILD Rewards balance (Loyalty Program) or funds in their wallet - actual phone calls that are made directly from their phone to any mobile phone or land line worldwide.

Cuentas e-commerce Distribution and Mobile Payments

The Cuentas e-commerce Distribution and Mobile Payments ecosystem will allow consumers to purchase Cuentas’s line of digital products and services through a nationwide network of retailers that specifically serve Cuentas’ target market. Cuentas’ distribution network includes certain neighborhood markets known as “Bodegas” and convenience stores as well as other retail establishments. This brings previously unavailable digital products and services to those neighborhoods affected by the e-commerce digital divide.

The Latino Market

The name “Cuentas” is a Spanish word that has multiple meanings and was chosen for strategic reasons, to develop a close relationship with the Spanish speaking population. It means “Accounts” as in “bank accounts” and it can also mean “You can count on me” as in “Cuentas conmigo”. Additionally, it can be used to “Pay or settle accounts” (saldar cuentas), “accountability” (rendición de cuentas), “to be accountable” (rendir cuentas) and other significant meanings.

The 2020 U.S. Census showed the Hispanic Latino population at over 62 million and at 18.7% of the total U.S. population. The FDIC defines the “unbanked” “as those adults without an account at a bank or other financial institution and are considered to be outside the mainstream for one reason or another. The Company believes that the Hispanic and Latino demographic generally have had more identification, credit, and former bank account issues than any other U. S. minority group leading to more difficulty in obtaining a traditional bank account.

The Cuentas Mobile App and Wallet are positioned to service the Hispanic, Latino and immigrant demographics with comprehensive financial products. Additionally, we are able to accept various forms of U.S. and some foreign government issued identification to confirm qualification for opening an account with the Cuentas App. The Cuentas App is able to accept SSN or ITIN with U.S. identification, Matricula Consular or other qualified government issued forms of identification.

The Cuentas Prepaid Mastercard® - General-Purpose Reloadable (GPR) Card

The Cuentas Prepaid GPR Card allows each account holder to have a personalized Cuentas Mastercard® and an associated Cuentas Account with the Mobile App, Digital Wallet, Digital Store and Long Distance Telecom services included. It acts as a comprehensive banking solution which enables access to the U.S. financial system for those who are unbanked or underbanked, while also enabling greater functionality than a traditional bank account. The cardholders’ deposited funds are protected in an FDIC-insured bank account at Sutton Bank.

The Cuentas Business Model

The Cuentas business model provides, or we expect will provide, for multiple revenue sources, many of which are synergistic market segments and provide unified financial and social functionality to forgotten segments of society.

The Cuentas Mobile Wallet has several potential revenue streams. We expect that the Company will receive monthly maintenance fees, reload fees, ATM fees and commissions for products sold as well as interchange and network fees from Mastercard and the Pulse Network (see “The Cuentas Ecosystem” herein). Cuentas’ strategy is to provide excellent value to consumers while charging reasonable fees and commissions to produce profitability. We believe that monthly fees of $4.50 which we will charge per user will generate reasonable revenue. Cuentas provides account recharge capabilities to accountholders via the nationwide VanillaLoad network owned by InComm as it is available in many big box retailer chains such as Walmart, Walgreens, CVS, Dollar Store and others.

We expect that The Cuentas Digital Store will produce revenue each time that consumers purchase third party gift cards, digital access, mass transit tickets and mobile phone top-ups (U.S. and international). Additionally, International remittances provided by the industry-leader Western Union “by Cuentas” are available and International Bill Pay should be available later in 2022. Both services should be major revenue driving factors for Cuentas as they provide reliable, low-cost solutions to our target audience.

Cuentas offers rewards for free long distance calling to its accountholders (“Cuentas Rewards”) who are given credits upon activation to be able to make real international calls to land lines or mobile phone worldwide, not like internet calling which can be unreliable and poor quality. We can expand the Rewards program to include other products and/or services in the future. Our target demographic uses both internet and prepaid calling services to communicate with family members around the U.S. and in their country. This added benefit is designed, at a very low cost, to provide extra benefits to our accountholders, which should help to maintain and solidify valuable relationships with them.

Prepaid Debit Card Market Overview

The Research and Markets report titled “Prepaid Card Market: Payment Trends, Market Dynamics, and Forecasts 2020 - 2025” released in January 2020 states that, “[i]n the United States, prepaid cards remain the preferred choice for the unbanked market segment....” It also states that “[t]he move towards a cashless society is substantial, further driving the prepaid card market.”

Cuentas is strategically positioned in the prepaid marketplace with a focus on the Hispanic, Latino and immigrant demographics.

Cuentas has identified Activation Fees as an important issue to our target demographic, so we offer “no-cost” registration and activation with a personalized Prepaid Mastercard® sent directly to the consumer, and we charge a monthly fee of $4.50 fifteen days after activation and every thirty days thereafter. As previously mentioned, we also model our offering with empathy and consideration for our target demographic, keeping fees and costs reasonably low so they will be able to justify and appreciate the benefits provided by the Cuentas Mobile App, Wallet and Prepaid Mastercard®.

The Cuentas Technology platform

The Cuentas technology platform has proven itself to be a robust, reliable system and Cuentas is now taking steps to raise the platform to the next level through symbiotic integration with The OLB Group Inc’s (“OLB”) advanced PCI compliant OMNIsolutions platform.

On August 22, 2022, Cuentas signed a Software Licensing And Transaction Sharing Agreement with OLB with the goal of mutually integrating capabilities, features and expertise to enable both systems to take advantage of this symbiotic relationship so both organizations may grow. The integration of upgrades to Cuentas’ system will include advanced intelligence and predictive trending to improve security, identify successful marketing campaigns and provide data for future project development.

The current Cuentas ecosystem and platforms function seamlessly as before and upgrades will be introduced after careful evaluation, review and multi-level testing.

The newly upgraded Cuentas platform is designed to be PCI compliant and will include a complete POS system with credit card processing, marketing tools, integrated modules for inventory management, content management, concierge services, shipping and customer service. Additional features and capabilities include Real-time currency exchange rates (ECB), SSL support, Fully 100% customizable designs using templates, configurable list of allowed countries, ACL (Access control list), Activity Log, OpenID, Facebook and Twitter authentication, W3C compliance (XHTML) with all Bar-Codes Accepted, and much more.

The Cuentas platform will also have a multi functionable tax module that can apply taxes by country, state, Zipcode, product classes (e.g.goods, services, alcohol, etc) and even including tax exempt, European Union Value Added Tax support,

The platform will include a Reward Points System, Marketing manager (Email & SMS campaigns), Customizable SEO (Search Engine Optimization) meta tags, discounts, coupons, affiliate programs, shopping, Froogle (google base), PriceGrabber / Yahoo Shopping, become.com product feeds, Google XML site map, CMS Topics as well as QuickBooks and Google AdSense integration.

Additionally, the platform will provide a shipping and logistics department a complete solution that enables retailers to use UPS, USPS, FedEx and other shippers with a myriad of shipping calculation methods (weight, volume, product, etc). Prevent shipping to restricted Countries, calculate shipping, defined shipping methods (e.g., Ground, Next Day, 2nd Day, etc), shipping tracking numbers, etc.

Finally, the system’s Customer Service module will allow customers to register/login, create wish lists and registries, multiple billing and shipping addresses per customer, customer roles (groups), time zone support, built-in forums, password recovery, multiple account registration/activation types, automatic or manual registrations, Email validation & image capture during login/registration, “Email a friend” feature, Compare products feature, News RSS, Contact Us form, and more. Plugins are also available for US Postal, QuickBooks, FedEx, DHL and MailChimp.

CIMA Settlement

On July 8, 2022, the Company announced that it received a notice of default from CIMA related to that certain Platform Exclusive License Agreement, maintenance, and related agreements (collectively, the “License Agreement”) by and among Cuentas, CIMA, Knetik, Inc. (“Knetik”), and Auris, LLC (“Auris” ). The notice, which was received May 25, 2022, provides that Cuentas has failed to pay $700,000 of maintenance and pass-through fees that CIMA alleges are owed under the License Agreement and also afforded Cuentas the required sixty-day period (through July 24, 2022) to cure the default as provided under the License Agreement.

On August 2, 2022, the Company and CIMA, along with Knetik and Auris executed a Settlement Agreement and General Release (“Settlement Agreement”) which resolves the issues related to the July 8, 2022 notice of default from CIMA related to the License Agreement. Pursuant to the terms of the Settlement Agreement, in exchange for the consideration provided in the Settlement Agreement, Cuentas paid CIMA $770,239.78 and will accept for a period of 30 days from execution date, the exclusive right to facilitate a third party (including to current shareholders and directors of Cuentas) purchase (without markup or broker fee) of, all of the shares of Cuentas held by CIMA at the higher of: (i) the average per share trading price for the three day average before notice in writing is provided by Cuentas of the intent to purchase CIMA’s Cuentas shares, or (ii) the minimum price of $0.50 per share on or before 5:00 p.m. New York City time, on August 31, 2022 pursuant to a purchase agreement delivered by and acceptable to CIMA without any changes thereto (provided, that CIMA shall not be required to provide any representations or warranties other than fundamental warranties related to (a) organization and good standing, (b) power and authority to undertake the transaction and (c) ownership of such shares, and ordinary representations and warranties that the Cuentas shares are being transferred free and clear of any liens, claims, or encumbrances).

Further, in connection with the Settlement Agreement, Cuentas, Dinar Zuz, LLC, Michael De Prado and Arik Maimon provided signed waiver letters, expressly waiving any right of first refusal and co-sale rights granted in their favor under that certain letter agreement, dated December 31, 2019 (the “Side Letter”), by and among CIMA, Dinar Zuz, LLC, Michael Del Prado and Arik Maimon, and CIMA agreed (i) to restore immediately Cuentas’s access to its platform; (ii) provided Cuentas with a limited license to utilize the platform the terms of which are detailed specifically in Section 6 of the Settlement Agreement, and to use reasonable efforts, subject to Cuentas’ compliance thereto, to provide Cuentas’ customer data to Cuentas through the end of the limited license term described in Section 6 of the Settlement Agreement; (iii) deliver to Cuentas the Source Code (as that term is defined in paragraph 1.18 of the License Agreement) relating to “Out-Of-Scope Services,” and as further detailed in Section 6 of the Settlement Agreement; (iv) not enforce its rights under the Side Letter through and including August 31, 2022, and (v) shall not transfer, sale, or encumber its Cuentas shares through and including August 31, 2022, except as permitted therein. If Cuentas fails to comply with any term of this Settlement Agreement, Cuentas agreed to a Stipulated Judgment described in Section 5 of the Settlement Agreement, which, if triggered, the limited license set forth in Section 6 and any of CIMA’s obligations under this Settlement Agreement shall become null and CIMA shall have the right to shut off Cuentas access to the Platform without notice.

The Settlement Agreement also provides for mutual general releases by Cuentas for the benefit of CIMA and by CIMA for the benefit of Cuentas of all claims other than claims relating to a breach of the Settlement Agreement.

The Settlement Agreement by its terms in effect terminates the obligations under the license agreement, dated December 31, 2019 by and between Cuentas and CIMA.

Strategic Partners

Sutton Bank (“Sutton”)

Cuentas has a 5 year Prepaid Card Program Management Agreement with Sutton Bank as the issuer of the Cuentas Prepaid Mastercard® - Debit/GPR card which is effective through October 2026 with automatic 1 year renewals. Sutton insures accountholders’ funds through the FDIC and provides direct deposit capabilities, early pay functionality and account balance functionality for the Cuentas Mobile App and Mobile Wallet. Sutton coordinates Know Your Client (“KYC”), Office of Foreign Asset Control (“OFAC”), Politically Exposed Persons (“PEP”) and Anti-Money Laundering (“AML”) compliance with Cuentas and IDology. Each applicant must have either a Social Security number or an ITIN. During the registration process, IDology compares each applicant’s personal information with known KYC, OFAC and PEP databases, and if required, can request certain forms of identification to confirm their identity. These forms of identification may include but are not limited to: Passport, Driver’s License, Matricula Consular and U.S. residency documentation. Only applicants that reach a certain score that is coordinated between Sutton and IDology are approved to receive a Cuentas Prepaid Mastercard® associated with their Cuentas Mobile App and Wallet account.

Interactive Communications International, Inc. (“InComm”)

Cuentas has multiple agreements with InComm including: (a) Processing services, (b) Resale of 3rd party Digital gift cards , (c) Resale of InComm Digital Solutions, and (d) Reload Commission Agreement. The agreements are effective through July 2024 and then renew automatically for 1 year periods. InComm is an instrumental partner of Cuentas as it provides the operational core of Cuentas’ transaction processing platform, the cash reload component and access to many third party products and services.

On July 23, 2019, the Company entered into a 5 year Prepaid Services Agreement with InComm (the “InComm PSA”) to power and expand the Company’s Mobile App, Mobile Wallet and GPR card. InComm is a supplier of 3rd party gift and digital content cards and Cuentas currently resells a variety of these products through its Mobile App’s Digital Store and Cuentas-SDI distribution network, with possible expansion in the future.

Under the InComm PSA, InComm is the prepaid card processor and through its VanillaLoad network, allows the Company’s cardholders, for a small fee, to reload their Cuentas Mobile Wallet through a nationwide network of retailers including Walmart, 7-Eleven, Walgreens, CVS Pharmacy, Rite Aid, Dollar General and many more. In addition, the Company plans to extend the cash reload component of the Wallet through a select number of “bodegas” in the Cuentas-SDI network to increase its market penetration and profitability.

Under the InComm PSA, InComm provides processing services, telephone support, data storage services, account servicing, reporting, output and hot carding services to the Company. Processing services consist mainly of authorization and transaction processing services. InComm also processes authorizations for transactions made with or on prepaid products, along with any payments or adjustments made to prepaid products. InComm also processes the Company’s data and post entries in accordance with the specifications. Data storage services consist mainly of storage of the Company’s data in a format that is accessible online by the Company through APIs designated by InComm, subject to additional API and data sharing terms and conditions. InComm also provides Web/API services for prepaid Cuentas GPR applications and transactions.

Cuentas SDI, LLC

Cuentas SDI, LLC (the “Cuentas-SDI”) was incorporated in the State of Florida on January 4, 2022 and was a wholly owned subsidiary of SDI Black 011, Inc. (“SDI Black”). Cuentas-SDI is engaged in the business of electronic distribution and sales of virtual products via its Black 011 portal located at Yonkers, NY. Its electronic products range from prepaid wireless SIM activation, International mobile recharge services and international long distance phone services. During 2020, Cuentas-SDI also started sales of general merchandise to its retail reseller customers. Cuentas-SDI owns the assets of Black Wireless MVNO, Black 011 Long distance platform and operations and the SDI Black distribution platform and network of over 31,000 bodegas and convenience stores.

On May 27, 2022, the Company entered into a Membership Interest Purchase Agreement with SDI Black, the holders of all the membership interests of SDI Black and Cuentas-SDI, for the acquisition of 19.99% of the membership interests of Cuentas-SDI in exchange for $750,000. Cuentas also had the right to close on the potential acquisition of the remaining 80.01% of the membership interests of Cuentas SDI within 60 days in exchange for a purchase price of an additional $2.459,000, which the Company did not exercise.

The Company is working with a Vendor-Client relationship with Cuentas-SDI, who uses Least Cost Routing (LCR) to decide which vendor provides the products for sale. The LCR platform will determine the percentage and quantity of revenue that is realized between Cuentas and Cuentas-SDI

The Cuentas Ecosystem

Cuentas’ goal is to offer the consumer a one-stop shop, easy to use, Mobile App and Mobile wallet with Mastercard® rails that can provide new, important financial services and solve many of their daily needs and desires while saving the users time and money.

Approved Cuentas accountholders will have a Prepaid Mastercard® acceptable wherever Mastercard® debit cards are accepted and can have their paychecks or certain government benefits checks directly deposited to their account associated with the card, with funds available for use on the card up to 2 days earlier than standard direct deposits. Furthermore, the Cuentas card has ATM access through the nationwide Pulse Network which provides access to over 500,000 ATMs in the U.S. and many more worldwide. (source: pulsenetwork.com)

The Cuentas Digital Store in the Mobile App will allow accountholders to purchase certain mainstream gift cards for use in a variety of stores, online portals and transit agencies – many at discounted prices. Accountholders can also “Top Up” or prepay their mobile phone accounts and also do the same for friends & family living in the U.S. or overseas.

Cuentas Mobile

Cuentas Mobile is our Mobile Virtual Network Operator (“MVNO”) trade name, which provided Cuentas Mobile branded mobile phones along with attractively priced prepaid voice, text, and data mobile phone services to a limited customer base. Cuentas, through M&M, is negotiating to sell mobile services as an MVNO through an operator on the largest 5G nationwide network from one of the top 3 mobile carriers. Cuentas Mobile will continue to operate a virtual telecommunications network providing mobile voice, text, and data services with essentially the same quality as other MVNOs such as Cricket, Boost, Simple, Ultra, Mint and Lyca Mobile, which have been successful at creating brands, without owning the towers, hardware or network. Cuentas is currently reactivating distribution through grass roots retailers that normally interact with Cuentas’ target audience, specifically offering low-cost mobile phone service with the ability to make international calls to specific Spanish speaking countries in Central and South America.

We believe that our potential customers will migrate away from legacy telephone and banking systems to enhanced mobility solutions. The Company’s technological advantage and the synergies created by its combination of a reloadable debit card and a holder of mobile virtual network operator rights will make its products increasingly useful to unbanked, under-banked, under-served and other emerging niche markets.

Meimoun  & Mammon LLC

Meimoun & Mammon LLC (“M&M”) is a retail provider of domestic and international long-distance voice, text, and data telephony services to consumers in the United States and throughout the world. M&M holds International and Domestic Section 214 authority issued by the FCC. M&M operates the retail Tel3 business as a separate division. Tel3 has been a prepaid long distance provider for many years and provides direct and indirect access to Latino and immigrant communities across the US as it provides them with quality international communications services. The majority of revenue generated by the company so far has come from this division.

LSI Group S.A. (“LSI”)

On Aug 31, 2022 Cuentas signed a 1 year agreement which is extendable to 3 years total with completion of certain milestones. LSI will market the US based Cuentas Prepaid Debit Card and Mobile App in countries including El Salvador, Guatemala and Honduras with plans to expand to South America, starting with Colombia, with the goal to sign 200,000 US-based Cuentas customers in 1 year for international cross-border remittances.

Regulatory Compliance

We operate in an ever-evolving and complex legal and regulatory environment. We, the products and services that we offer and market, and those for which we provide processing services, are subject to a variety of federal, state and foreign laws and regulations, including, but not limited to: federal communications laws and regulations; foreign jurisdiction communications laws and regulations; federal anti-money laundering laws and regulations, including the Patriot Act, the BSA, anti-terrorist financing laws and anti-bribery and corrupt practice laws and regulations in the U.S., and similar international laws and regulations, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act in Canada; state unclaimed property laws and money transmitter or similar licensing requirements; federal and state consumer protection laws, including the CARD Act, and the Dodd-Frank Act, and regulations relating to privacy and data security; and foreign jurisdiction payment services industry regulations.

Our subsidiary M&M is subject to regulation by the FCC and other government agencies and task forces. M&M holds International and Domestic Section 214 licenses issued by the FCC, which may be suspended or revoked by the FCC if M&M does not strictly comply with all applicable regulations and the terms and conditions under which the International and Domestic Section 214 licenses were issued. M&M is also subject to certain foreign jurisdiction communications laws and regulations as it provides limited access to its prepaid calling platform internationally. We believe that we, including our subsidiaries, are currently operating in compliance with all applicable laws and regulations, but there is no certainty that laws and regulations affecting our business will not change. Any such change of laws and regulations applicable to our business might adversely affect our ability to execute our business plan and achieve profitable operating results.

At the federal level, Congress and federal regulatory agencies have enacted and implemented new laws and regulations that affect the prepaid industry, such the CARD Act and FinCEN’s Prepaid Access Rule. Moreover, there are currently proposals before Congress that could further substantially change the way banks, including prepaid card issuing banks and other financial services companies, are regulated and are permitted to offer their products to consumers. Non-bank financial services companies, including money transmitters and prepaid access providers, are now regulated at the federal level by the Consumer Financial Protection Bureau (the “CFPB”), which began operations in July 2011, bringing additional uncertainty to the regulatory system and its impact on our business. We are increasingly facing more stringent anti-money laundering rules and regulations, compliance with which may increase our costs of operation, decrease our operating revenues and disrupt our business. Sutton bank performs routine AML, KYC, OFAC in consultation with Cuentas and IDology and other compliance review and searches throughout Cuentas’ registration and operational processes. Abuse of our prepaid products for purposes of financing sanctioned countries, terrorist funding, bribery or corruption could cause reputational or other harm that could have a material adverse effect on our business, results of operations and financial condition. Failure to comply with, or further expansion of, consumer protection regulations could have a material adverse effect on our business, results of operations and financial condition. Failure by us to comply with federal banking regulation may subject us to fines and penalties and our relationships with our issuing banks may be harmed.

Most states regulate the business of sellers of traveler’s checks, money orders, drafts and other monetary instruments, which we refer to collectively as money transmitters. While many states expressly exempt banks and their agents from regulation as money transmitters, others purport to regulate the money transmittal businesses of bank agents or do not extend exemptions to non-branch bank agents. In those states where we are required to be licensed, we are subject to direct supervision and regulation by the relevant state banking departments or similar agencies charged with enforcement of the money transmitter statutes and must comply with various restrictions and requirements, such as those related to the maintenance of certain levels of net worth, surety bonding, selection and oversight of our authorized delegates, permissible investments in an amount equal to our outstanding payment obligations with respect to some of the products subject to licensure, recordkeeping and reporting, and disclosures to consumers. We are also subject to periodic examinations by the relevant licensing authorities, which may include reviews of our compliance practices, policies and procedures, financial position and related records, various agreements that we have with our issuing banks, retail distribution partners and other third parties, privacy and data security policies and procedures, and other matters related to our business. As a regulated entity, Cuentas may incur significant costs associated with regulatory compliance. We anticipate that compliance costs and requirements will increase in the future for our regulated subsidiaries and that additional subsidiaries will need to become subject to these or new regulations. If we fail to maintain our existing money transmitter licenses or permits, or fail to obtain new licenses or permits in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

Marketing

The Cuentas Mobile App, Mobile Wallet and Prepaid Mastercard® will be predominantly marketed via digital and traditional media channels. Cuentas expects to use a combination of internal resources as well as third parties for our marketing efforts.

The digital marketing placements will include social media, SEO (Search Engine Optimization), internet, geo fencing, online streaming providers, influencers, and other digital providers. Traditional marketing efforts include media such as radio, TV, print, billboards, bus wraps, bus benches, TV, radio, etc.

Media spend is distributed amongst these marketing vehicles and adjusted as acquisition data is received. Our initial program is designed to test creative, geo targeting and formats. Once feedback is analyzed, spending will be optimized to enhance efficiency and cost of acquisition. Vertical market integration and partnerships will also be developed to augment growth and stability.

Marketing strategies for customer acquisition will focus on key markets, targeted audiences, lifestyle fit, brand awareness, key metrics and go-to-market plans.

Marketing to Hispanic & Latino groups will initially concentrate on those populations that have settled in Southern California, Texas, New York, Florida, Arizona and New Mexico.

Cuentas will promote the newly integrated POS capabilities in its ecosystem and market these services to the 30,000 bodegas and convenience stores in the network, with the possibility of upgrading a select number of them to neighborhood financial centers to be able to load cash to the Cuentas prepaid debit card and provide other financial services.

Entry into a Joint-Venture Agreement with WaveMAX Corporation (“WaveMax”)

On July 21, 2021, the Company and WaveMAX entered into a Definitive Joint-Venture Agreement (the “Agreement”). Pursuant to the Agreement, the Company and WaveMax formed CuentasMax LLC on Dec 8, 2021, a joint venture (“CUENTASMAX”) which would install WiFi6 shared network (“WSN”) systems in up to 1,000 retail locations in the New York metropolitan tristate area using access points and small cells to provide users with access to the WSN (the “JV Project”). The WSN will allow CUENTASMAX to generate location-based advertising configured by advertisers using WaveMAX’s advertising dashboard technology directly to users over the WSN, could permit users to pay a service fee for ad-free access to the WSN. The ownership and management of CUENTASMAX shall be as follows: 50% to the Company, 25% to WaveMAX and 25% to Consultoria y Asesoria de Redes, S.A. de C.V. (“Execon”). Execon currently manages approximately 20,000 WiFi endpoints with WaveMax in Mexico. Each of the Company and WaveMAX agreed to fund $120,000 (for a total of $240,000) initially upon execution of the Agreement. In addition, each of the Company and WaveMAX has agreed to fund an additional $127,500 over the succeeding five months, in each case, subject to approval of each party’s board of directors. The expenses of the JV Project shall include acquiring the Access Points hardware, the installation and configuration of the Access Points hardware for use with the broadband internet service at each Retail Location, entering into the necessary agreements with the Retail Locations, instore marketing and promotion of the WSN program, and expenses relating to commercialization of the digital advertising program. The Board of Directors of CUENTASMAX shall initially be comprised of four persons, two designated by the Company, one designated by WaveMAX, and one designated by Execon. The officers of CUENTASMAX shall be the persons from time to time designated by mutual agreement of the Company and WaveMAX, with the initial officers to be determined. It is hoped that up to 1,000 high traffic, prime location convenience stores and “bodegas” (small community markets) will be signed up in conjunction with the Company’s distribution network that sells prepaid debit card, e-store, e-wallet and digital services. A fee of 2% (two percent) of the net revenue of CUENTASMAX will be paid by CUENTASMAX on a monthly basis as a commission to Innovateur Management SAPI de CV. WaveMAX grants CUENTASMAX exclusive rights to use and deploy the WaveMAX Technology, including any and all patents owned or to be owned by WaveMAX and any and all related enhancements or applications of the WaveMAX Technology and any and all prior and subsequent improvements and/or new technology developed by WaveMAX solely in the Company’s BODEGAS network throughout the United States. The parties have agreed to expand CUENTASMAX to other areas of the U.S. once the current deployment is in progress or has been completed. As of December 31.2021, the Company has funded CUENTASMAX an amount of $40,000 and, in agreement with the other parties, funded CunetasMax $40,000 in February of 2022. The joint venture has begun the initial sales and marketing for the JV and expects to produce revenue initially in Q3 of 2022. The third deposit of $40,000 by Cuentas is scheduled for September 2022 and, along with an equal deposit by WaveMax, will continue the expansion.

CuentasMax has installed 30 WiFi6 Access Points in New York City, Los Angeles, and Puerto Rico at different small businesses including Bodegas, restaurants, beauty salons and gas stations. CuentasMax also has pilot project agreements with the Bodega Association and Business Group in NYC, Benelisha Group in LA, and Top Gasoline Inc in Puerto Rico.

Entry into a Joint-Venture Agreement with Benelisha Group, Inc. (“Benelisha”)

On August 4, 2021, the Company and Benelisha entered into a Definitive Marketing and Promotion Agreement (the “Benelisha Agreement”). Pursuant to the Benelisha Agreement, the Company and Benelisha will market and promote Cuentas GPR cards and the mobile phone application (“DC/MA”) products to Benelisha customers. During the term of the Benelisha Agreement, Benelisha’s goal is to register Benelisha customers to become active users of the Cuentas DC/MA products. The Company hopes to complete technical and program integration to be able to launch in Q4 of 2022.

If Benelisha reaches these milestone goals, it will be rewarded with Most Favored Nation (MFN) status along with compensation consisting of 32% of Net Revenue from new cardholders that Benelisha registers and maintains on the Cuentas GPR Platform. After year 3, Benelisha may continue to maintain MFN status by registering 50,000 new cardholders each year. If Benelisha does not maintain MFN status, it will still receive compensation of 32% of net revenue for the active cardholders it maintains.

Competition Section

Cuentas has strategically established its fee structure to be attractive to the unbanked, underbanked and undeserved population with no activation fee, no-cost direct deposit, no-cost Cuentas card to Cuentas card transfers, low cost for reloads, reasonable ATM fees and No dormancy fee.

This pricing strategy places Cuentas in an attractive, reasonably priced category which coupled with the products & services it offers to its competitiveness.

FEES	CUENTAS	Net Spend	Chime	Green Dot	Amex Serve	Amex Bluebird	My Bambu
Card Issuance/ Activation	$0.00	$0.00	$0	$1.95	$0 Online Up to $3.95 in retail	$0 Online / Up to $5 in retail	$0
Monthly Fee	$4.50	Pay-As-You-Go Plan $0 Monthly Plan $9.95 per mo.	$0	$7.95	$6.95 ($0 with $500+ Direct Deposit)	$0	$0
Reload Fee	$3.95	Netspend Reload Network Location Up to $3.95	N/A	$5.95	Up to $3.95 (fee varies by retailer)	$0 (Walmart) other Retailers $3.95	$3.95
Domestic ATM Withdrawal	$1.50	Pay-As-You-Go Plan $2.95 / Monthly Plan $2.95	$2.50; free through MoneyPass	$3.00	$0 at MoneyPass® ATMs $2.50 at non-MoneyPass ATMs.	$0 MoneyPass® ATMs, $2.50 non-MoneyPass ATMs	$2.00
Over the Counter Cash Withdraw	$1.50	$2.95 Withdrawal Fee at a Financial Institution/ 1% w/ $9.95 min	$2.50 per transaction	$3.00	N/A	N/A	N/A
ATM Inquiry Fee	$0.75	$0.50		$0.50	N/A		$0.50
ATM Decline Fee	$0.50	$1.00	N/A	N/A	$0.75	$0.00	N/A
Card to Card Transfer	$0.00	Website $0 / CS Agent $4.95 / Me-to-Me Transfer – $3.00	N/A	N/A	N/A	N/A	N/A
Balance Inquiry Live Agent	$0.00	$0.00	N/A	N/A	$0	$0.00	$0.00 per call
Replacement Card (Standard Delivery)	$5.00	$9.95	N/A	$5.00	$5.00	$0.00	$5
Inactivity Fee / Dormancy Fee	$0.00	$5.95 per mo. (after 90 days w/no trans.)	N/A	$9.95 After 90 days	$0	$0.00	$3 / Month, After 12 mo. No transactions
Remote Deposit Capture	N/A	Greater of 2% of total check amount or $5.00		Funds in minutes - 1% or 5% of check ($5 min)	Funds in minutes - 1% or 5% of check ($5 min fee)	Funds in minutes - 1% or 5% of check ($5 min fee)
Remittance Fee	N/A				UP to $16.99 (fee depends on the transfer amount)		$5.50
Fee Schedule	https:// cuentas.com/ cuen/cuentas_ cha.php?lang=en	https:// www.netspend.com/ account/terms/SFLF_ 730318418_EN.html	https:// help.chime.com/hc/ en-us/articles/ 221405228- What-are-the-fees-

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Risks Associated with Our Business

Our business is subject to many significant risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read and carefully consider these risks, together with the risks set forth under the section entitled “Risk Factors” and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

●	our ability to implement our business plan;

●	our ability to attract key personnel;

●	our ability to operate profitably;

●	our ability to efficiently and effectively finance our operations;

●	our ability to raise additional financing for working capital;

●	our ability to efficiently manage our operations;

●	that our accounting policies and methods may require management to make estimates about matters that are inherently uncertain;

●	our ability to consummate future acquisitions or strategic transactions;

●	changes in the legal, regulatory and legislative environments in the markets in which we operate; and

●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations.

Nasdaq Deficiency

On June 21, 2022, we received notice from The NASDAQ Stock Market indicating that, because the closing bid price for the Company’s common stock has fallen below $1.00 per share for 31 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of Nasdaq Listing Rules.

Nasdaq’s notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.  Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until December 19, 2022, to regain compliance with the minimum bid price requirement.  To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to December 19, 2022.

If the Company does not regain compliance by December 19, 2022, the Company may be eligible for an additional grace period. To qualify, the Company would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period. If the Company meets these requirements, the Nasdaq staff will grant an additional 180 calendar days for the Company to regain compliance with the minimum bid price requirement. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on the Nasdaq Capital Market until the completion of the appeal process.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe below, in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement.  You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described herein and in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

We may engage in future acquisitions or strategic transactions which may require us to seek additional financing or financial commitments, increase our expenses and/or present significant distractions to our management.

In the event we engage in an acquisition or strategic transaction, we may need to acquire additional financing (particularly, if the acquired entity is not cash flow positive or does not have significant cash on hand). Obtaining financing through the issuance or sale of additional equity and/or debt securities, if possible, may not be at favorable terms and may result in additional dilution to our current stockholders. Additionally, any such transaction may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, an acquisition or strategic transaction may entail numerous operational and financial risks, including the risks outlined above and additionally:

●	exposure to unknown liabilities;

●	disruption of our business and diversion of our management’s time and attention in order to develop acquired products or technologies;

●	higher than expected acquisition and integration costs;

●	write-downs of assets or goodwill or impairment charges;

●	increased amortization expenses;

●	difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;

●	impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and

●	inability to retain key employees of any acquired businesses.

Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, and any transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers.  A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions.  In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on The NASDAQ Capital Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Florida law and our certificate of incorporation and our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 410,000,000 shares, of which (a) 360,000,000 are common stock and (b) 50,000,000 are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $75,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing.  When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of August 25, 2022, there were 16,720,690 shares of common stock issued and outstanding, held of record by approximately 128 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes. Under the terms of certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation empowers our board of directors, without action by our shareholders, to issue up to 50,00,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of August 25, 2022, there were no shares of preferred stock designated, issued or outstanding. Our board may fix the rights, preferences, privileges, and restrictions of our authorized but undesignated preferred shares, including:

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Florida corporate statutes provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts.

The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest a t a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

Florida Anti-Takeover Law and Provisions of our Amended and Restated Articles of Incorporation and Bylaws

Florida Anti-Takeover Law

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Amended and Restated Articles and Bylaws

Our Amended and Restated Articles and Amended and Restated Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of shareholders may be called by the Board, on the call of its Board or the person or persons authorized to do so by the Amended and Restated Bylaws, or at the request in writing by shareholders of record owning at least 25% of the issued and outstanding voting shares of Common Stock; and

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the Board.

Limitations of Liability for Officers and Directors

Pursuant to the Florida Statutes, our Amended and Restated Articles exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in our best interests.

Indemnification of Officers and Directors

Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Florida corporate law. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We are also a party to indemnification agreements with each of our directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.  If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The December 31, 2021 and 2020 financial statements of our company appearing in this prospectus have been included herein in reliance upon the report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) of Halperin Ilanit, CPA, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Halperin Ilanit, CPA as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 1, 2022;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 15, 2022 and August 15, 2022;

3.	Our Current Reports on Form 8-K filed with the SEC on January 11, 2022, February 8, 2022, May 3, 2022, May 23, 2022, June 3, 2022, June 15, 2022, July 8, 2022, July 29, 2022, August 4, 2022, August 9, 2022, August 24, 2022 and August 26, 2022; and

4.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on February 1, 2021 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-249690), as initially filed with the SEC on October 28, 2020, as amended, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting the Company at Cuentas Inc., at 235 Lincoln Rd., Suite 210, Miami Beach, FL 33139, attention: Secretary. Our telephone number is (800) 611-3622. Information about us is also available at our website at http://www.cuentas.com/. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our securities. These purchasers will purchase our securities at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

2,123,478 Shares of Common Stock,

Pre-Funded Warrants to Purchase 1,664,401 Shares of Common Stock and

1,664,401 Shares of Common Stock issuable upon exercise of the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

February 6, 2023

H.C. Wainwright & Co.